UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

TechTeam Global, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TechTeam Global, Inc., a Delaware corporation (“TechTeam Global” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) with respect to the solicitation of proxies from its stockholders in connection with a Special Meeting of Stockholders and at any and all adjournments, postponements, continuations or reschedulings thereof (the “Special Meeting”) to be held to approve and adopt a Stock Purchase Agreement, dated as of June 3, 2010 (the “Stock Purchase Agreement”), by and among TechTeam Global, Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs Engineering”), and Jacobs Technology Inc., a Tennessee corporation and a wholly owned subsidiary of Jacobs Engineering (“Jacobs Technology”), pursuant to which Jacobs Technology would acquire 100% of the shares of capital stock (such sale, including without limitation such other transactions as are contemplated by the Stock Purchase Agreement, collectively, the “Transaction”) of TechTeam Government Solutions, Inc., a Virginia corporation and a wholly-owned subsidiary of TechTeam Global (“TTGSI”), which is TechTeam Global’s government solutions subsidiary. TechTeam Global has not yet filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies to be used at the Special Meeting.

TechTeam Global, Inc Employee Letter

On June 4, 2010, TechTeam Global distributed an email to employees (the “Employee Email”) discussing the Transaction. A copy of the Employee Email is attached hereto as Exhibit 1 and is incorporated by reference herein. Any description contained herein of the Employee Email is qualified in its entirety by reference to the complete text of the Employee Email attached hereto.

Important Information

TechTeam Global plans to file with the SEC a proxy statement and other relevant materials in connection with the proposed sale of TTGSI. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF TTGSI OR THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY TECHTEAM GLOBAL WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SALE OF TTGSI AND THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain, without charge, a copy of the proxy statement, and all exhibits thereto, from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan, 48033; or by calling 1-248-357-2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.

TechTeam Global, Jacobs Engineering, and their respective directors and executive officers, and certain other employees of TechTeam Global and Jacobs Engineering, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of TechTeam Government Solutions, Inc. and the other matters to be brought at the special meeting of TechTeam Global stockholders to which the proxy statement will relate. Information regarding TechTeam Global’s directors and executive officers and their ownership of TechTeam Global’s shares is contained in TechTeam Global’s annual report on Form 10-K for the year ended December 31, 2009 and its proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group Inc. on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering Group Inc. and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above. A more complete description will be available in the proxy statement to be filed in connection with the proposed sale of TTGSI. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Jacobs Engineering and their respective directors and executive officers with respect to the proposed sale of TTGSI by reading the proxy statement and other filings referred to above.

Exhibit 1 – TechTeam Employee Email
TO:	TechTeam Global Associates
FROM:	Gary Cotshott
RE:	Direct from Gary – Divestiture of TechTeam Government Solutions

I am pleased to inform you that we have signed a definitive agreement to sell our U.S. government solutions business, TechTeam Government Solutions, Inc., to Jacobs Engineering Group, Inc.  We expect that we will complete the transaction in the third quarter of this year following approval by our shareholders. The press release is attached.

Narrowing our focus and aligning all of our resources behind our core commercial business are key steps toward realizing our strategic plan and positioning the company for growth, profitability and long-term success.  This action will also provide us with increased financial strength and flexibility as we eliminate our outstanding debt and significantly increase our cash position.

With your help and intense customer focus, we deliver industry-leading IT outsourcing and business process outsourcing services to the commercial market globally. Our leadership and excellence are recognized by our customers and industry analysts alike – and we intend to build on this strong position including further enhancing our capabilities and geographic coverage.
It is important to note that our restructuring actions completed during the last quarter of 2009 and the first quarter of 2010 were largely in anticipation of this transaction and were designed to align the company’s cost structure with the post-divestiture business.

We are excited about the prospects for our company – with great market potential, an outstanding base of existing customers, a solid new business pipeline, a strong balance sheet -- and a global team of committed, high performing professionals.

I want to thank you for all your efforts and when necessary, the shared sacrifice to help us reach this point. We see great opportunity and a bright future!

Gary